UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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Helbiz, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HELBIZ, INC.

32 Old Slip

New York, NY 10005

(917) 535-2610

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
OF HELBIZ, INC.

To the Stockholders of Helbiz, Inc.:

You are invited to attend the special meeting of the stockholders of Helbiz, Inc., a Delaware corporation (the “Company”), to be held on March       , 2023 (the “Special Meeting”). Holders of our common stock, par value $0.00001 (the “Common Stock”) will be asked to approve the following items (each of which is a “Proposal”, and together the “Proposals”):

1.	the authorization of an amendment to our Certificate of Incorporation (the “Amendment”) to effect a reverse stock split (the “Reverse Stock Split”) of Common Stock which consists of Class A common stock, par value $0.00001 per share (“Class A common stock”) and Class B common stock, par value $0.00001 per share (“Class B common stock), by a ratio of no less than 1-for-2 and no more than 1-for-50, with the exact ratio to be determined by the Board in its sole discretion (the “Stock Split Proposal”);

2.

the authorization of the issuance of more than 48,119,674 shares of Class A common stock (which number represents more than 20% of our issued and outstanding Common Stock on January 24, 2023) pursuant to the terms of:

(a)     a Standby Equity Purchase Agreement entered into on January 24, 2023 (the “January SEPA”) between us and YA II PN, Ltd. (“Yorkville”);

(b)    a Standby Equity Purchase Agreement entered into on March 8, 2023 (the “March SEPA”) between us and Yorkville; and

(c)     any promissory notes issued pursuant to the January SEPA or the March SEPA (the “Promissory Notes”);

with such modifications, amendments, or changes (consistent with the intent and purpose of this proposal) so that such issuances are made in accordance with Nasdaq Listing Rule 5635 of the Nasdaq Capital Market (the “Nasdaq 20% Share Issuance Proposal”); and

3.	to approve the adjournment of the Special Meeting if there are insufficient votes at the Special Meeting to approve the Stock Split Proposal (the “Adjournment Proposal”).

Our Board of Directors selected March 15, 2023 as the record date (the “Record Date”) for determining stockholders entitled to vote at the Special Meeting. Our authorized share capital consists of 300,000,000 shares of Common Stock and 100,000,000 shares of preferred stock with a par value of $0.00001 per share. As of the Record Date, we had:

•	285,774,102 shares of Class A common stock authorized, of which 278,468,103 were issued and outstanding;

•	14,225,898 shares of Class B common stock authorized, of which 14,225,898 were issued and outstanding;

•	8,000,000 shares of Series A convertible preferred stock, par value $0.00001 per share, authorized, of which none were issued and outstanding;

•	3,000 shares of Series B preferred stock, par value $0.00001 per share, authorized, of which 3,000 were issued and outstanding; and

•	no other authorized class or series of capital stock.

A list of stockholders on that date will be available for inspection at our corporate headquarters, 32 Old Slip, New York, NY 10005, during normal business hours for the ten-day period prior to the Special Meeting. Only holders of our issued and outstanding capital stock as of the close of business on the Record Date are entitled to vote at the Special Meeting or any adjournment thereof.

In light of the continuing developments related to the COVID-19 pandemic, we have determined that the Special Meeting will be a virtual meeting conducted exclusively via live webcast. You or your proxyholder will be able to attend the virtual Special Meeting online, vote, view the list of stockholders entitled to vote at the Special Meeting and submit questions during the Special Meeting by visiting               and using a control number assigned by Continental Stock Transfer & Trust Company, our Transfer Agent, where you will be able to listen to the meeting live and vote during the meeting. Additionally, you have the option to listen to the Special Meeting by dialing                    (toll-free within the United States and Canada) or (outside of the United States and Canada, standard rates apply). The passcode for telephone access is                         , but please note that you cannot vote or ask questions if you choose to participate telephonically. Please note that you will only be able to access the Special Meeting by means of remote communication. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement.

Approval of each of the Proposals will require the affirmative vote of a majority of the issued and outstanding shares of our Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting, or any adjournment thereof, except the Stock Split Proposal which will require the majority of votes of those security holders entitled to vote on the Record Date. Abstentions will have the effect of a vote “AGAINST” each of the Proposals. Broker non-votes will have no effect on the vote for the Proposals.

The presence in person or by proxy of one-third of our outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. A stockholder’s failure to vote by proxy or to vote in person at the Special Meeting (which would include voting at the virtual Special Meeting) will not be counted towards the number of shares of Common Stock required to validly establish a quorum. Votes of stockholders of record who participate in the Special Meeting or by proxy will be counted as present for purposes of determining whether a quorum exists, whether or not such holder abstains from voting on all of the Proposals. If you are a beneficial owner of shares of our Common Stock and you do not instruct your bank, broker or other nominee how to vote your shares on any of the Proposals, your shares will not be counted as present at the Special Meeting for purposes of determining whether a quorum exists.

We are bearing the costs associated with this proxy statement and the Special Meeting.

Our Board unanimously recommends that you vote “FOR” each of the Proposals.

Holders of shares of our capital stock will not be entitled to appraisal rights under Delaware law in connection with any Proposal.

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Appendix A – Form of Certificate of Amendment	A-1

HOW TO OBTAIN ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about us that is not included or delivered herewith. If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by us with the U.S. Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact the following:

Helbiz, Inc.

32 Old Slip

New York, NY 10005

Attn: Chief Executive Officer
Telephone: (917) 535-2610

If you would like to request documents, please do so no later than five business days before the Special Meeting in order to receive them before our Special Meeting. Please be sure to include your complete name and address in your request. Please see “Where You Can Find Additional Information” to find out where you can find more information about us. We have not authorized anyone to give any information or to make any representations other than those contained in this proxy statement. Do not rely upon any information or representations made outside of this proxy statement. The information contained in this proxy statement may change after the date of this proxy statement. Do not assume after the date of this proxy statement that the information contained in this proxy statement is still correct.

USE OF CERTAIN TERMS

Unless otherwise stated in this proxy statement, or the context otherwise requires, references to:

•	“Helbiz,” “we,” “us” or “our Company” refer to Helbiz, Inc., a Delaware corporation, and, as appropriate, its subsidiaries; and
•	“U.S. Dollars” and “$” refer to the legal currency of the United States.

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QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q:	What is the purpose of this document?
A:	We are seeking your approval of the matters set out in the Proposals. Specifically, we are seeking your approval for
(i)	the Stock Split Proposal to regain compliance with the Nasdaq Minimum Bid Price Requirement (as defined herein) and to allow us to continue to raise capital through the sale of common stock (or securities convertible into common stock) as we no longer have sufficient authorized but unissued Common Stock to do so;
(ii)	the Nasdaq 20% Share Issuance Proposal so that we may continue to raise sufficient funds under the January SEPA, the March SEPA and the Promissory Notes; and
(iii)	the Adjournment Proposal to help reduce costs and time to settle the other Proposal if we deem it necessary to adjourn the special meeting.

Q:	I previously received materials for a special meeting of the Company’s stockholders to be held on February 20, 2023 dated January 27, 2023. Are these materials different?

A:	Yes. As described in more detail herein, on February 20, 2023, we held a special meeting of stockholders (the “Prior Special Meeting”) but were unable to obtain the requisite vote under Delaware state law to effect the results of the amendment to our Certificate of Incorporation, as amended, under Prior Special Meeting. We have therefore called a new special meeting of stockholders (the “New Special Meeting”) at which we will seek stockholder approval of, among other Proposals the Stock Split Proposal. In addition, we are seeking approval for the Nasdaq 20% Issuance Proposal which is unrelated to the Prior Special Meeting.

Q:	I already voted my shares after I received materials related to the Prior Special Meeting. Do I need to vote again?

A:	Yes. Votes cast and proxies granted in connection with the Prior Special Meeting will not count at the new Special Meeting. Holders who voted their shares in connection with the Prior Special Meeting must re-cast their or re-grant their proxy pursuant to the instructions included herein to be counted or be effective at the new Special Meeting.
Q:	What is being voted on?

A:	Below are the Proposals on which holders of our Common Stock are being asked to vote on:

1.	The approval of the Amendment by which we would amend our Certificate of Incorporation to effect the Reverse Stock Split with a ratio of no less than 1-for-2 and no more than 1-for-50, with the exact ratio to be determined by the Board in its sole discretion;

2.

the authorization of the issuance of more than 48,119,674 shares of Class A common stock (which number represents more than 20% of our issued and outstanding Common Stock on January 24, 2023) pursuant to the terms of:

(a)     the January SEPA;

(b)    the March SEPA; and

(c)     the Promissory Notes;

so that such issuances are made in accordance with Nasdaq Listing Rule 5635 of the Nasdaq Capital Market; and

3.	to approve the adjournment of the Special Meeting if there are insufficient votes at the Special Meeting to approve the Stock Split Proposal.

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Q:	Are the Proposals conditioned on one another?
A:	No. Any one of the Proposals may be approved even if any or all of the others are not approved.
Q:	Do any of the Company’s officers and directors have an interest in the proposals that may conflict with my interests with respect to the Proposals?
A:	No.
Q:	Following the Amendment, what percentage of the Common Stock will the current holders of Common Stock hold as a percentage of all authorized Common Stock?
A:	As of the Record Date, we had 300,000,000 shares of authorized common stock, of which 98% were issued. After the Reverse Stock Split, this percentage will differ depending upon the ratio used for the Stock Split. Assuming no further issuances of Common Stock after the Record Date, set out below are percentage ownerships using different ratios of the proposed Reverse Stock Split:
•	if the Reverse Stock Split uses a 50-for-1 ratio, the current holders of Common Stock will own approximately 1.9% of the authorized Common Stock;

•	if the Reverse Stock Split uses a 35-for-1 ratio, the current holders of Common Stock will own 2.8% of the authorized Common Stock; and

•	if the Reverse Stock Split uses a 2-for-1 ratio, the current holders of Common Stock will own 48.7% of the authorized Common Stock.

Q:	Following the Amendment, what percentage of the Common Stock will the management hold as a percentage of all Common Stock?
A:	The Reverse Stock Split will not affect the percentage of the outstanding common stock held by management on an economic basis or a voting power basis because the Reverse Stock Split will affect the Class A common stock and the Class B common Stock equally.
Q:	When and where is the Special Meeting?
A:	The Special Meeting will be held virtually on , 2023, at 11:00 a.m., Eastern time at https://www. ..

In light of ongoing developments related to COVID-19, and the related protocols that governments have implemented, the Board determined that the Special Meeting will be a virtual meeting conducted exclusively via live webcast. The Board believes that this is the right choice for the Company and its stockholders at this time, as it permits stockholders to attend and participate in the Special Meeting while safeguarding the health and safety of the Company’s stockholders, directors and management team. You will be able to attend the Special Meeting online, vote, view the list of stockholders entitled to vote at the Special Meeting and submit your questions during the Special Meeting by visiting                . To participate in the virtual meeting, you will need a 12-digit control number assigned by Continental Stock Transfer & Trust Company, the Company’s Transfer Agent. Additionally, you have the option to listen to the Special Meeting by dialing                    (toll-free within the United States and Canada) or                      (outside of the United States and Canada, standard rates apply). The passcode for telephone access is , but please note that you cannot vote or ask questions if you choose to participate telephonically. Please note that you will only be able to access the Special Meeting by means of remote communication. The meeting webcast will begin promptly at 11:00 a.m., Eastern time. We encourage you to access the meeting prior to the start time, and you should allow ample time for the check-in procedures. Because the Special Meeting will be a completely virtual meeting, there will be no physical location for stockholders to attend.

Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the Special Meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the Special Meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five (5) business days prior to the meeting date in order to ensure access.

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Q:	Who may vote at the Special Meeting?

A:	Only holders of record of shares of our Common Stock and our Series B Preferred Stock as of the close of business on March 15, 2023, the Record Date, may vote at the Special Meeting. As of the Record Date, there were 292,694,001 shares of Common Stock issued and outstanding and entitled to vote. As of the Record Date, there were 3,000 shares of Series B Preferred Stock issued and outstanding and entitled to vote. Our Chief Executive Officer and the Chairman of our Board owns shares of: (i) Common Stock equal to approximately [--] % of the voting power of our Common Stock (and he has agreed to vote in favor of the Proposals), and (ii) Series B Preferred Stock equal to 100% of the voting power of our Series B Preferred Stock as of the Record Date (and when votes are cast with the Series B Preferred Shares, such votes will be apportioned pursuant to mirrored voting as described below).

Q:	How many votes do I and others have?

A:	For each share of Class A common stock that you held as of the Record Date, you are entitled to one vote. For each share of Class B common stock that you held as of the Record Date, you are entitled to ten votes. For each share of Series B Preferred Share that you held as of the Record Date, you are entitled to (i) eighty-thousand votes (limited to voting on a “mirrored” basis) for the Stock Split Proposal and (ii) no votes for the other Proposals. As of the close of business on the Record Date, there were (i) 278,468,103 issued and outstanding shares of our Class A Common Stock representing 278,468,103 votes, (ii) 14,225,898 issued and outstanding shares of our Class B Common Stock representing 142,225,898 votes and (iii) 3,000 issued and outstanding shares of our Series B Preferred Stock representing (a) 240,000,000 votes for the Stock Split Proposal and (b) no votes for the other Proposals. Accordingly, assuming a quorum is present, the aggregate number of votes entitled to be cast at the Special Meeting is (i) 640,727,083 for the Stock Split Proposal and (ii) 420,727,083 votes for each of the other Proposals.

Q:	What is the quorum requirement for the Special Meeting?

A:	Stockholders representing a one-third of the voting power of our shares Common Stock issued and outstanding as of the Record Date and entitled to vote at the Special Meeting must be present in person or represented by proxy in order to hold the Special Meeting and conduct business. This is called a quorum. Shares of our Series B Preferred Stock will not be counted for purposes of determining whether there is a quorum for any meeting of our shareholders. Instead, shares of our Common Stock will be counted for purposes of determining whether there is a quorum at the meeting of our shareholders if the stockholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card. In the absence of a quorum, stockholders representing a majority of the votes present in person or represented by proxy at such meeting, may adjourn the meeting until a quorum is present. If you are a beneficial owner of shares of our Common Stock and you do not instruct your bank, broker or other nominee how to vote your shares on any of the proposals, your shares will not be counted as present for purposes of determining whether a quorum exists.

Q:	How will shares of the Series B Preferred Stock be counted for purposes of determining the presence of a quorum at the Special Meeting?

A:	For purposes of determining the presence of a quorum at the Special Meeting, shares of our Series B Preferred Stock will be counted as present along with shares of our Common Stock.

Q:	What is “mirrored voting” and how will votes cast by holders of the Series B Preferred Stock be counted for purposes of determining whether each proposal has been approved?

A:	If a quorum is present, holders of our Series B Preferred Stock will only be permitted to vote with holders of our Common Stock on the Stock Split Proposal at the Special Meeting as a single class on a “mirrored” basis. For every share of Series B Preferred Stock held, the holder will be entitled to 80,000 votes. However, the holders of our Series B Preferred Stock are (i) only permitted to vote on proposals related to the tock Split Proposal and (ii) are required to cast their votes “For” and “Against” each such proposal in the same proportions as the holders of our Common Stock eligible and voting at the Special Meeting cast their votes, in the aggregate. For example, if a holder of Series B Preferred Stock is entitled to cast 80,000 votes on a given proposal, and the holders of our Common Stock eligible and voting cast their ballots 90% “For” the proposal and 10% “Against,” the Series B Preferred Stockholder’s 80,000 votes are required to be cast 72,000 votes “For” and 8,000 votes “Against.”

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Q:	What vote is required to approve the Proposals?
A:	Each of the Proposals requires the affirmative vote of a majority of the outstanding shares of our Common Stock present in person (through the virtual meeting platform) or represented by proxy and entitled to vote at the Special Meeting, or any adjournment thereof, except that the Stock Split Proposal requires the affirmative vote of all holders of capital stock entitled to vote on such proposal. Abstentions will have the effect of a vote “AGAINST” each of these proposals. Broker non-votes will have no effect on the vote for these proposals.
Q:	How can I vote?
A:	If you were a holder of record of shares of our Common Stock or Series B Preferred Stock on the Record Date for the Special Meeting, you may vote with respect to the applicable Proposals in person at the Special Meeting via the live webcast, or by submitting a proxy by mail so that it is received prior to 11:00 a.m. on , 2023. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, your broker or bank or other nominee may provide voting instructions (including any telephone or Internet voting instructions). You should contact your bank, broker or other nominee in advance of the Special Meeting to ensure that votes related to the shares you beneficially own will be properly counted. In this regard, you must provide your bank, broker or other nominee with instructions on how to vote your shares or, if you wish to attend the Special Meeting and vote in person, obtain a proxy from your bank, broker or other nominee.
Q:	If my shares are held in “street name” by my bank, broker or other nominee, will they automatically vote my shares for me?
A:	No. Under the rules of various national securities exchanges, your bank, broker or other nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your bank, broker or other nominee. We believe the Proposals are non-discretionary and, therefore, your bank, broker or other nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or other nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Proposals You should instruct your broker to vote your shares in accordance with directions you provide.

If your shares are held in “street name” through a broker, bank or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. Many banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.

Q:	What if I abstain from voting or fail to instruct my bank, broker or other nominee on how to vote my Common Stock shares?
A:	In general, shares represented by a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the Special Meeting. For purposes of approval, an abstention on any of the Proposals will have the same effect as a vote “AGAINST” such Proposal.

If you are a “street name” holder and you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.” Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide. A broker non-vote will have no effect on the Proposals.

Q:	What will happen if I return my proxy card without indicating how to vote?
A:	If you sign and return your proxy card without indicating how to vote on any particular Proposal, the shares of Common Stock or Series B Preferred Stock represented by your proxy will be voted in favor of each Proposal. Proxy cards that are returned without a signature will not be counted as present at the Special Meeting and cannot be voted.

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Q:	Can I change my vote after I have mailed my proxy card?
A:	Yes. You may change your vote at any time before your proxy is voted at the Special Meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the Special Meeting in person and casting your vote by ballot or by submitting a written revocation stating that you would like to revoke your proxy that we receive prior to the Special Meeting. If you hold your shares through a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

Continental Stock Transfer & Trust Company
1 State Street,
New York, New York 10004
Attn.: Proxy Department
Telephone: (212) 509-4000

or

Helbiz, Inc.

32 Old Slip

New York, NY 10005

(917) 535-2610

Q:	May I seek statutory appraisal rights or dissenter rights with respect to my shares?

A:	No. Appraisal rights are not available to holders of shares of our Common Stock or Series B Preferred Stock in connection with any of the Proposals.

Q:	How does the Board of Directors recommend that I vote?

A:	Our Board of Directors recommends that its stockholders vote or give instruction to vote:

•        “FOR” Proposal No. 1, the Stock Split Proposal;

•        “FOR” Proposal No. 2, the Nasdaq 20% Share Issuance Proposal; and

•        “FOR” Proposal No. 3, the Adjournment Proposal.

OVERVIEW

Proposal No. 1 Authorization of the Amendment

The Board of Directors is asking stockholders to approve the Stock Split Proposal. The form of the Certificate of Amendment to Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware is set forth as Appendix A to this proxy statement (the “Certificate of Amendment”). Although such filing is within the control of our management, we expect such filing to be made approximately shortly after the approval by the stockholders of the Stock Split Proposal. The Amendment will become effective, at such future date as determined by the Board, upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware (which we refer to as the “Effective Time”), but in no event earlier than date of the Special Meeting or later than the 90th after such date. Moreover, even if the Amendment is approved by the requisite number of stockholders, the Board reserves the right, in its discretion, to abandon the Amendment prior to the proposed effective date if it determines that abandoning the Amendment is in our best interests. No further action on the part of stockholders would be required to either effect or abandon the Amendment.

The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the DGCL and as the Board deems necessary and advisable to effect the Amendment.

A brief description of the Stock Split Proposal is set out below.

Reverse Stock Split

Purpose of the Reverse Stock Split, Our Prior Solicitation of Proxies, and Our Series B Preferred Stock

The Board seeks your approval for the Reverse Stock Split as part of the Amendment with the intent of (i) increasing the per share trading price of our Class A Common Stock, which is publicly traded and listed on the Nasdaq Capital Market under the symbol, “HLBZ,” in order to regain compliance with the Minimum Bid Price Requirement (as defined below) of Listed Securities Rule for continued listing and (ii) to increase the number of authorized but unissued shares of Common Stock to assist in capital raises. Accordingly, we believe that effecting the Reverse Stock Split would be in our and our stockholders’ best interests.

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On July 20, 2022, we received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) informing us that our Class A common stock was not in compliance with the minimum $1.00 bid price per share requirement of Nasdaq Listing Rule 5450(a)(1) and Nasdaq Listing Rule 5810(c)(3)(A) (the “Minimum Bid Price Requirement”).  Pursuant to the Nasdaq Listing Rule 5810(c)(3)(A), we were provided an initial compliance period of 180 calendar days to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Common Stock must be at least $1.00 per share for a minimum of 10 consecutive trading days, and we must otherwise satisfy the Nasdaq Capital Market’s requirements for listing. We obtained an additional compliance period with Nasdaq pursuant to which we committed to enacting the Reverse Stock Split by March 31, 2023. The Reverse Stock Split is a key element of our strategy to regain compliance under the Minimum Bid Price Requirement.

If our Class A common stock maintains a minimum price per share equal to or in excess of $1.00 for the time period set out by the Nasdaq Listing Rules (between 10 and 20 consecutive trading days), it will satisfy the Minimum Bid Price Requirement. The closing bid price of shares of our common Stock on March 6, 2023, was $0.1331 per share. Had the Reverse Stock Split occurred as of March 7, 2023, our Class A common stock would have had a closing bid price of $0.2662 at a ratio of 2-for-1, $3.3275 at a ratio of 25-for-1 and $6.655 at a ratio of 50-for-1.

On February 9, 2023, we filed a definitive proxy statement with the SEC related to the solicitation of proxies (the “Prior Solicitation”) to those eligible Common Stock holders as of the prior record date (the “Prior Record Date”) for the Prior Special Meeting previously held on February 20, 2023 at 11:00 a.m. at which our stockholders voted upon a proposal to effect a reverse stock split of our Class A Common Stock (the “Prior Split Proposal”) among other proposals and splits, substantially similar to the Reverse Stock Split proposal. The voting results from the Prior Special Meeting reflected significant levels of support for the Prior Split Proposal among a significant and broad sample of our Common Stock holders as of the record date for the Prior Solicitation, with over 90% of the votes cast on February 208, 2023 in favor of approving the Prior Split Proposal. Accordingly, we believe there is a significant level of support for the Reverse Stock Split among our Common Stock holders.

However, despite this significant level of support, we did not achieve the requisite level of a majority of those Common Stock holders entitled to vote on Prior Split Proposal as of the Prior Record Date, thereby jeopardizing our ability to reflect the will of our stockholders and potentially subjecting us to the various negative consequences of failing to comply with Nasdaq listing standards as described above and specifically to regain compliance under the Minimum Bid Price Requirement.

As of the conclusion of the Prior Special Meeting on February 20, 2023, there were less than 40 days remaining for us to enact the Reverse Stock Split prior to March 31, 2023. As we evaluated alternatives to resolve our listing deficiency, we reviewed, among other things, the considerations described above. In summary, we believe:

●

Regaining compliance by means of a reverse stock split may further benefit the market for our Common Stock, and open that market to additional classes of investors, by increasing interest and improving our securities’ perception among institutional investors, brokers, potential business partners, and others; and

●	The results of the Prior Special Meeting and our interactions with our stockholders indicate a majority of our stockholders also recognize similar benefits to maintaining, and risks to losing, our Nasdaq listing, and favor effecting a reverse stock split as part of our strategy to regain compliance with the Minimum Bid Price Requirement.

With these and other factors in mind, on March 10, 2023, we filed a current report on Form 8-K with the SEC announcing the closing of an offering (the “Series B Issuance”) in which we issued 3,000 shares of our Series B Preferred Stock in a private placement to Salvatore Palella, our Chairman and Chief Executive Officer. The Series B Issuance resulted in aggregate gross proceeds to us of $500.

Principal Effects of the Reverse Stock Split

If we implement the Reverse Stock Split, we will file the Certificate of Amendment with the Delaware Secretary of State, which will result in the number of shares of Common Stock held by each stockholder being reduced to a number of shares of Common Stock determined by dividing the number of shares held immediately before the Reverse Stock Split by a number between two and fifty as determined by the Board, and then rounding up to the nearest whole share of respective Common Stock. The Reverse Stock Split would not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share (as described in greater detail below under “Corporate Matters”). Pursuant to the Delaware General Corporation Law (“DGCL”), the Reverse Stock Split only impacts outstanding shares and not authorized shares unless the Certificate of Amendment by its terms also decreases the authorized shares, which the Certificate of Amendment does not.

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In addition, if the Stock Split Proposal is approved, we will be entitled to redeem all outstanding shares of Series B Preferred Stock automatically for $0.01 per share of Series B Preferred Stock, as such ratio may be adjusted on a pro rata basis for any stock dividend, forward stock split, reverse stock split or similar corporate action. Thereafter, redeemed shares of Series B Preferred Stock shall be automatically retired and restored to the status of authorized but unissued shares of Preferred Stock.

Corporate Matters. The Reverse Stock Split would have the following effects on the number of shares of Common Stock outstanding as of March 6, 2023:

•

in a 1-for-2 reverse stock split, every 2 shares of Common Stock owned by a stockholder would be exchanged for one share; and the number of shares of our Class A Common Stock issued and outstanding will be reduced from 292,694,001shares to approximately 146,347,001 shares;

•

in a 1-for-35 reverse stock split, every 35 Common Stock owned by a stockholder would be exchanged for one share; and the number of shares of our Class A Common Stock issued and outstanding will be reduced from 292,694,001 shares to approximately 8,362,686 shares; and

•	in a 1-for-50 reverse stock split, every 50 Common Stock owned by a stockholder would be exchanged for one share; and the number of shares of our Common Stock issued and outstanding will be reduced from 292,694,001 shares to approximately 5,853,879 shares.

Effect on Market Price of our Common Stock. The immediate effect of the Reverse Stock Split would be to reduce the number of shares of the outstanding Common Stock and to potentially increase the trading price of such Common Stock. However, the effect of any effected Reverse Stock Split upon the market price of the Common Stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances sometimes improves stock performance, but in many cases does not. There can be no assurance that the trading price of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of the Common Stock outstanding as a result of the Reverse Stock Split or remain at an increased level for any period. The trading price of the Common Stock may change due to a variety of other factors, including those related to business and general market conditions.

Dilution. You may also experience future potential substantial dilution of your percentage of ownership of our equity as a result of this Reverse Stock Split. While the Reverse Stock Split itself does not result in dilution (except with respect to the roundup of fractional shares as discussed below), it makes available to us a substantial number of shares for future transactions, the consummation of which could result in substantial dilution.

Fractional Shares. No scrip or fractional share certificates will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio of the Reverse Stock Split, will be entitled, upon surrender of certificate(s) representing these shares, to a number of shares of shares rounded up to the nearest whole number and, accordingly, no money will be paid for a fractional share.

Options and Warrants. Holders of options and warrants to purchase shares of Common Stock, who upon exercise of their options or warrants would otherwise be entitled to receive fractional shares because they hold options or warrants which upon exercise would result in a number of shares of Common Stock not evenly divisible by the exchange ratio of the Reverse Stock Split, will receive a number of shares of Common Stock rounded up to the nearest whole number. The exercise price of any such securities would correspondingly increase as a result of the Reverse Stock Split. Such changes would affect our warrants that are publicly traded on the Nasdaq Capital Market under the symbol “HLBZW”. As of March 9, 2023, we had 7,736,416 public warrants outstanding with an exercise price of $11.50 and a closing bid price of $0.0536. Had the Reverse Stock Split occurred as of March 9, 2023, our public warrants would have had a closing bid price of $0.1072 at a ratio of 2-for-1 (with a $23.00 exercise price), $1.608 at a ratio of 25-for-1 (with a $287.50 exercise price) and $2.68 at a ratio of 50-for-1 (with a $575 exercise price).

Authorized Shares. We are currently authorized to issue 300,000,000 shares of Common Stock. Out of our Common Stock, 285,774,102 shares of Class A Common Stock are authorized, and as of the Record Date 278,468,103 shares were outstanding, which means 2.5% of our authorized Class A Common Stock remains authorized but unissued. We are authorized to issue 14,225,898 shares of Class B common stock, and as of the Record Date one-hundred percent or 14,225,898 shares were outstanding, but pursuant to our Certificate of Incorporation, we are not authorized to issue any additional shares of Class B common stock in the event of the Reverse Stock Split. The Reverse Stock Split does not affect the number of authorized shares of Class A common stock. Upon the effectiveness of the Reverse Stock Split, the number of shares of Class A common stock outstanding would be approximately:

•	5,569,362 shares in the event of a 50-for-1 ratio, meaning that 98.1% of our authorized Class A Common Stock would remain authorized but unissued;
•	7,956,232 shares in the event of a 35-for-1 ratio, meaning that 97.2% of our authorized Class A Common Stock would remain authorized but unissued; and
•	139,234,052 shares in the event of a 2-for-1 ratio, meaning that 51.3% of our authorized Class A Common Stock would remain authorized but unissued.

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The additional shares of Common Stock that would become available for issuance if the Reverse Stock Split is implemented could be used by our management for capital raises or to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. The Board has no plans to use any of the additional shares of Common Stock that would become available following the approval of the Reverse Stock Split for any purposes related to preventing any such change in control.

The following table contains approximate information relating to our Common Stock under the minimum and maximum ratios of the Reverse Stock Split as it relates to the total number of authorized Common Stock Shares, based on share information as of the record date, without giving effect to the treatment of fractional shares.

	No Split	2-for-1	35-for-1	50-for-1
Number of authorized shares of Common Stock	300,000,000	300,000,000	300,000,000	300,000,000
Number of outstanding shares of Class A Common Stock	278,468,103	139,234,052	7,956,232	5,569,362
Number of outstanding shares of Class B Common Stock	14,225,898	7,112,949	406,454	284,517
Number of authorized and unreserved shares of Common Stock not outstanding	7,305,999	153,652,999	291,637,314	2,994,146,121
Authorized but unissued and unreserved shares of Common Stock as a percentage of total authorized shares of Common Stock	2.43%	51.2%	97.20%	99.8%

Accounting Matters. The par value per share of the Class A common stock would remain unchanged after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on the balance sheet attributable to the Common Stock will be reduced proportionally, based on the exchange ratio of the Reverse Stock Split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of the Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Other Effects on Outstanding Shares. If the Reverse Stock Split is implemented, the rights and preferences of the outstanding shares of the Common Stock would remain the same after the Reverse Stock Split. Each share of Common Stock issued pursuant to the Reverse Stock Split would be fully paid and non-assessable. The Reverse Stock Split would result in some stockholders owning “odd-lots” of less than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

United States Federal Income Tax Consequences of the Reverse Stock Split.

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to a stockholder (hereinafter a “U.S. stockholder”) that is a “United States person,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”). It does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares through such entities. The discussion below is based on the provisions of the U.S. federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares held by the stockholder prior to the Reverse Stock Split (“Old Shares”) were, and the shares owned by the stockholders immediately after the Reverse Stock Split (“New Shares”) will be, owned as “capital assets,” as defined in the Code (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. The discussion below regarding the U.S. federal income tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder is urged to consult with his or her own tax advisor with respect to the tax consequences of the Reverse Stock Split.

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No gain or loss should be recognized by a U.S. stockholder upon such stockholder’s exchange (or deemed exchange) of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis (and the holding period) of the New Shares received in the Reverse Stock Split should be the same as such stockholder’s aggregate tax basis (and holding period) in the Old Shares being exchanged. Special tax basis and holding period rules may apply to holders that acquired different blocks of stock at different prices or at different times. Holders should consult their own tax advisors as to the applicability of these special rules to their particular circumstances.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

As soon as practicable after the Effective Time, stockholders will be notified that the Reverse Stock Split has been effected. Such notification may be in the form of a current report filed with the U.S. Securities and Exchange Commission. As of the Effective Time of the Reverse Stock Split, each certificate representing shares of the Class A common stock before the Reverse Stock Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of the Class A common stock resulting from the Reverse Stock Split, except that holders of un-exchanged shares would not be entitled to receive any dividends or other distributions payable by us after the Effective Time until they surrender their old stock certificates for exchange. All shares, underlying options and other securities (excluding the Class B common stock) would also be automatically adjusted at the Effective Time.

If we elect to exchange stock certificates, we expect that our transfer agent, Continental Stock Transfer & Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. In such event, as soon as practicable after the Effective Time, stockholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a stockholder until such stockholder has surrendered the outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the Reverse Stock Split, rounded up to the nearest whole share.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Dissenter’s Rights of Appraisal

Stockholders do not have any dissenter’s rights or appraisal rights in connection with the Amendment.

Vote Required for Approval

The approval of the Stock Split Proposal requires the majority of the total votes entitled to vote at the Special Meeting. Abstentions and broker non-votes have the same effect as a vote “AGAINST” the Proposal.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE STOCK SPLIT PROPOSAL.

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Proposal No. 2 The Nasdaq 20% Share Issuance Proposal

Background and Overview

Our common stock is currently listed on The Nasdaq Capital Market and, as such, we are subject to Nasdaq Marketplace Rules (the “Nasdaq Listing Rules”). We are seeking stockholder approval of the Nasdaq 20% Share Issuance Proposal in order to comply with Nasdaq Rule 5635.

Under Nasdaq Rule 5635, stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) in connection with a transaction other than a public offering at a price less than the minimum price (the “Nasdaq Minimum Price”) which either alone or together with sales by our officers, directors or substantial stockholders of the company equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. “Nasdaq Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. Stockholder approval of this proposal will constitute stockholder approval for purposes of Nasdaq Listing Rule 5635.

On January 24, 2023, we entered into the January SEPA with Yorkville. Pursuant to the October SEPA, the Company shall have the right, but not the obligation, to sell to Yorkville up to $20,000,000 (the “January Commitment Amount”) of its shares of Class A Common Stock, at the Company’s request any time during the commitment period commencing on January 24, 2023 and terminating on the earliest of (i) the first day of the month following the 24-month anniversary of the January SEPA and (ii) the date on which Yorkville shall have made payment of any advances requested pursuant to the SEPA for shares of the Class A Common Stock equal to the January Commitment Amount. In connection with the execution of the SEPA, we paid a commitment fee of $30,000 in cash.

On March 8, 2023, we entered into a Standby Equity Purchase Agreement (the “March SEPA,”). Pursuant to the March SEPA, the Company shall have the right, but not the obligation, to sell to Yorkville up to $50,000,000 (the “March Commitment Amount”) of its shares of Class A Common Stock, at the Company’s request any time during the commitment period commencing on March 8, 2023 and terminating on the earliest of (i) the first day of the month following the 24-month anniversary of the March SEPA and (ii) the date on which Yorkville shall have made payment of any advances requested pursuant to the March SEPA for shares of the Class A Common Stock equal to the Commitment Amount. In connection with the execution of the March SEPA, we agreed to pay a commitment fee of $750,000 payable in cash with six months of the date of the March SEPA.

Each sale the Company requests (an “Advance”) under both the January and March SEPAs (the “SEPAs”) may be for a number of shares of common stock not to exceed the greater of (i) an amount equal to 100% of the average daily traded amount during the five trading days immediately preceding an Advance, or (ii) 5,000,000 Shares of Class A Common Stock. Under the SEPAs, shares would be purchased at 95.0% of the Option 1 Market Price, which is the lowest VWAP (the daily volume weighted average price of our Class A common stock for the applicable date on the Nasdaq Capital Market as reported by Bloomberg L.P. during regular trading hours) in each of the three consecutive trading days commencing on the trading day following the Company’s submission of an Advance Notice to Yorkville, or 92.0% of the Option 2 Market Price, which is the VWAP of the pricing period set out in the Advance Notice and consented to by Yorkville.

Under the SEPAs, subject to the consent of Yorkville, we may, from time to time, request pre-advance loans (each, a “Pre-Advance Loan”) from Yorkville, in the aggregate not to exceed the commitment amount of the respective SEPA and pursuant to the terms and conditions set forth in the respective SEPA and the accompanying promissory note attached thereto (each such note representing a Pre-Advance Loan, a “Promissory Note”). Pre-Advance Loans may be repaid with cash (including the proceeds of an Advance) or in shares of Class A common stock if the holder elects to convert the respective Promissory Note. As of the date of the March SEPA, we received from Yorkville a Pre-Advance Loan for $4,500,000 pursuant to the January SEPA and issued Yorkville a Promissory Note with a principal amount of $4,500,000 (the “March Promissory Note”). That March Promissory Note has a maturity date of September 15, 2023 and accrues no interest. The March Promissory Note is convertible at the election of the noteholder into shares of Class A common stock at $0.50, which may be adjusted from time to time pursuant to the terms of the March Promissory Note.

The issuance and sales of our Class A common stock under the SEPAs and the Promissory Notes, including the March Promissory Note are subject to certain limitations, including that Yorkville could not purchase any shares that would result in it owning more than 9.99% of our outstanding common stock at the time of an Advance (the "Ownership Limitation") or in our issuing shares in excess of the exchange cap (the “Exchange Cap”) which would include shares of Class A Common Stock issued under the SEPA or issued or issuable upon the conversion of any Promissory Notes that would exceed the lesser of (i) 48,119,674 Common Shares or (ii) the maximum number of Common Shares allowed under Nasdaq Listing Rules.

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The Exchange Cap will not apply under certain circumstances, including to any sales of Class A Common Stock under the SEPAs (a) that equal or exceed $0.2033, representing the lower of (i) the closing price of the Class A Common Stock as reflected on Nasdaq.com immediately preceding the date of the January SEPA, or (ii) the average closing price of the Class A Common Stock for the five trading days immediately preceding the date of the January SEPA; (b) for which we obtain the approval of our stockholders as required by the applicable rules of the Nasdaq for issuances of shares in excess of the Exchange Cap. “Market Price” is defined in the SEPAs as the lowest of the daily VWAPs of the Common Stock during each of the three consecutive trading days commencing on the day of the Company’s submission of an Advance notice to Yorkville.

The SEPAs provide that the Ownership Limitation will not apply if the Company’s stockholders have approved issuances in excess of the Exchange Cap in accordance with the rules of The Nasdaq Capital Market. If the Nasdaq 20% Share Issuance Approval is approved, the Exchange Cap will no longer apply. The removal of the Exchange Cap could materially dilute your economic and voting position in our company by issuing large amounts of Class A common stock.

Pursuant to the SEPAs, we will use at least half of the proceeds from the sale of shares under the SEPAs to repay amounts outstanding to Yorkville and the remainder for working capital and other general corporate purposes or, if different, in a manner consistent with the application thereof described in the registration statement pursuant to which such shares are registered with the SEC. There are no other restrictions in the SEPAs on future financing transactions, provided such use of proceeds also does not violate the laws and regulations set forth by the U.S. Office of Foreign Assets Control.

Our Board has determined that the SEPAs, the March Convertible Note and related convertible promissory note under the January SEPA and our ability to issue shares of our Class A Common Stock under both the SEPAs and the Promissory Notes issued thereunder in excess of the Exchange Cap is in the best interests of the Company and its stockholders because the ability to sell share of Class A Common Stock under SEPAs and Promissory Notes issued thereunder to Yorkville provides us with a reliable source of capital for working capital and general corporate purposes.

We cannot predict the Market Price of our Class A Common Stock at any future date, and therefore cannot predict the number of shares of Class A Common Stock to be issued under the SEPAs or whether the Market Price for any Advance will be greater than the Nasdaq Minimum Price. Under certain circumstances, it is possible that we may need to issue shares of common stock to Yorkville at a price that is less than the Nasdaq Minimum Price in excess of the Exchange Cap, which would require stockholder approval pursuant to Nasdaq Listing Rule 5635(d). Therefore, we are seeking stockholder approval under this Proposal to issue shares of Class A Common Stock in excess of the Exchange Cap under the Promissory Notes and under the terms of the SEPAs. The failure of the Company’s stockholders to approve this Proposal will make it impossible for the Company to sell, at less than the Nasdaq Minimum Price, shares of common stock to Yorkville under the SEPAs in excess of the Exchange Cap.

On October 31, 2022, we filed with the Securities and Exchange Commission a prospectus supplement to our prospectus, dated October 17, 2022, filed as part of our effective shelf registration statement on Form S-3, File No. 333-267783, registering the shares of common stock that are to be offered and sold to Yorkville pursuant to the SEPAs.

Consequences of Non-Approval

As previously disclosed, as of December 31, 2021, the Company concluded that there was substantial doubt about its ability to continue to operate as a going concern for the 12 months following the issuance of its consolidated financial statements. The ability of the Company to continue as a going concern depends upon the Company’s ability to access additional sources of capital, including, but not limited to, equity and/or debt financings, or licensing revenue. If the Company is unable to raise additional capital, the Company may have to significantly delay, scale back or discontinue the development or commercialization of its product and/or consider a sale or other strategic transaction. Accordingly, our Board believes that providing the Company the flexibility to issue shares of Class A Common Stock in excess of the Exchange Cap is advisable and in the best interests of the Company and our stockholders.

Effect on Current Stockholders

The issuance of shares of Class A Common Stock under the SEPAs and the Promissory Notes, including any shares that may be issued in excess of the Exchange Cap (including any such shares issued below the Nasdaq Minimum Price that are the subject of this Proposal), would result in an increase in the number of shares of Class A Common Stock outstanding, and our stockholders will incur dilution of their percentage ownership. Because the number of shares of Class A Common Stock that may be issued to Yorkville pursuant to the SEPAs is determined based on the Market Price at the time of issuance, the exact magnitude of the dilutive effect cannot be conclusively determined. However, the dilutive effect may be material to our current stockholders.

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Dissenter’s Rights of Appraisal

Stockholders do not have any dissenter’s rights or appraisal rights in connection with the Amendment.

Required Vote

Approval of the Nasdaq 20% Share Issuance Proposal requires the majority of the total votes cast at the Special Meeting. Abstentions and broker non-votes have the same effect as a vote “AGAINST” the Proposal.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE NASDAQ 20% SHARE ISSUANCE PROPOSAL.

Proposal No. 3 The Adjournment Proposal

Summary

If the number of shares present virtually or represented by proxy at the Special Meeting and voting “FOR” the Authorization of the Amendment and the adoption of the Reverse Stock Split are insufficient to approve such Proposals, we may move to adjourn the Special Meeting in order to enable us to solicit additional proxies in favor of the adoption of these Proposals. If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the Special Meeting.

For the avoidance of doubt, any proxy authorizing the adjournment of the Special Meeting shall also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the adoption of such proposal.

Dissenter’s Rights of Appraisal

Stockholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the Adjournment Proposal.

 Vote Required for Approval

The approval of the Adjournment Proposal requires the affirmative vote of the majority of the total votes cast at the Special Meeting.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

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INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our officers and directors, nor any of their associates, have any interest in the actions approved by our stockholders and described in this Proxy Statement except in their capacity as holders of our common stock (which interest does not differ from that of the other holders of such our common stock).

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of the Record Date by:

•	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

•	each of our executive officers and directors; and

•	all of our executive officers and directors as a group.

The number of shares of our Common Stock outstanding on the Record Date was 292,694,001, of which 278,468,103 were shares of Class A common stock and 14,225,898 were shares of Class B common stock. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security or has the right to acquire securities within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Equity Position of Outstanding Shares	Approximate Percentage of Voting Position of Outstanding Shares(2)
Directors and Executive Officers
Salvatore Palella	28,289,745	19.7%	36.9%
Jonathan Hannestad	630,149	*	*
Giulio Profumo	619,688	*	*
Nemanja Stancic	568,190	*	*
Matteo Mammi	131,250	*	*
Lee Stern	105,000	*	*
Guy Adami	75,000	*	*
Massimo Ponzellini	-	*	*
All directors and executive officers as a group (8 individuals)	30,419,022	10.3%	36.9%

(1)	Unless otherwise indicated, the business address of each of the individuals is the address of Helbiz, Inc., 32 Old Slip, New York, New York 10005.

(2)	Holders Holders of shares of Class A Common Stock are entitled to cast one vote per share and holders of shares of Class B Common Stock will be entitled to cast the lesser of (a) ten votes per share of Class B common stock or (b) such number of votes per share as shall equal the ratio necessary so that the votes of all outstanding shares of Class B Common Stock shall equal sixty percent (60%) of all shares of Class A Common Stock and shares of Class B Common Stock entitled to vote as of the applicable record date on each matter properly submitted to stockholders entitled to vote. The only person who holds Class B Common Stock is Salvatore Palella. Salvatore Palella also owns the outstanding shares of Series B Preferred Stock that are entitled to 80,000 votes per share, but only on the Stock Split Proposal and only on a “mirrored” basis.

*       Denotes less than one (1%) percent.

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ADDITIONAL INFORMATION

Householding of Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement may have been sent to multiple stockholders in each household unless otherwise instructed by such stockholders. We will promptly deliver a separate copy of the Proxy Statement to any stockholder upon written or oral request to us, at Helbiz, Inc., 32 Old Slip, New York, NY 10005, telephone (917) 535-2610. Any stockholder wishing to receive separate copies of our proxy statement or annual report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address and phone number.

Costs

We will make arrangements with brokerage firms and other custodians, nominees, and fiduciaries who are record holders of our Common Stock for the forwarding of this Proxy Statement to the beneficial owners of our Common Stock. We will reimburse these brokers, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Proxy Statement.

By order of our Board of Directors

/s/ Salvatore Palella
Salvatore Palella
Chief Executive Officer

March , 2023

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APPENDIX A

AMENDMENT TO THE AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION OF
HELBIZ, INC.

Pursuant to Section 242 of the
Delaware General Corporation Law

, 2023

The undersigned, being a duly authorized officer of Helbiz, Inc. (the “Corporation”), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

1.      The name of the Corporation is “Helbiz, Inc.”.

2.      The Corporation’s original certificate of incorporation was filed with the Secretary of State of the State of Delaware on September 11, 2019 (the “Original Certificate”), as amended on October 29, 2019 and August 12, 2021 (the “Amended and Restated Certificate”).

3.      That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate to amend and restate Article FIFTH, Section One thereof as set forth herein, and declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof.

4.      This Amendment to the Amended and Restated Certificate (this “Amendment”) amends the Amended and Restated Certificate.

5.      This Amendment was duly adopted by the affirmative vote of the holders of a majority of the issued and outstanding stock of the Corporation at a meeting of stockholders in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware and the Amended and Restated Certificate.

6.      This Amendment shall become effective on the date of filing with the Secretary of State of the State of Delaware.

7.      The text of Article FIFTH, Section 1 of the Corporation’s current Amended and Restated Certificate is hereby amended and restated to read in full as follows:

Section 1. Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is FOUR HUNDRED MILLION (400,000,000) shares, consisting of (A) THREE HUNDRED MILLION (300,000,000) shares of Common Stock, $0.00001 par value, consisting of (a) 14,225,898 shares of Class B Common Stock, $0.00001 par value per share (the “Class B Common Stock”), and (b) 285,774,102 shares of Class A Common Stock, $0.00001 par value per share (the “Class A Common Stock”); and (B) ONE HUNDRED MILLION (100,000,000) shares of Preferred Stock, $0.00001 par value per share (hereinafter, the “Preferred Stock”). The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof.

Upon the filing and effectiveness (the “Effective Time”), pursuant to the General Corporation Law, of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each [    ] ([    ]) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be converted into one (1) share of Common Stock of the class of Common Stock to which those converted shares belonged (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares of a class of Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been converted, subject to the elimination of fractional share interests as described above.

IN WITNESS WHEREOF, Helbiz, Inc. has caused this Amendment to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

Helbiz, Inc.
By:
Name:
Title:

A-1